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MFS Capital Opportunities Fund held a special meeting of shareholders on June 7,
2007. Shareholders represented in person or by proxy voted as follows:

Proposal 1: To approve the Agreement and Plan of Reorganization providing for the transfer of the assets of MFS Capital Opportunities Fund to MFS Core Equity Fund, in exchange solely for shares of beneficial interest in MFS Core Equity Fund and the assumption by MFS Core Equity Fund of the liabilities of MFS Capital Opportunities Fund, the distribution of the MFS Core Equity Fund shares to the shareholders of MFS Capital Opportunities Fund in liquidation of MFS Capital Opportunities Fund, and the termination of MFS Capital Opportunities Fund.

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              No. of Dollar % of Outstanding        % of Dollars Voted
                                                              Dollars
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For           $530,973,945.66                 46.959%                 92.215%
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Against         $19,207,105.73                  1.699%                  3.336%
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Abstain         $25,616,867.05                  2.265%                  4.449%
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Total       $575,797,918.44                 50.923%                100.000%
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